SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ________________________


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Earliest Event Reported
                                 January 6, 2004


                           IGAMES ENTERTAINMENT, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     Nevada
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OF ORGANIZATION)



             000-49723                             88-0501468
      ------------------------        ------------------------------------
      (COMMISSION FILE NUMBER)        (IRS EMPLOYER IDENTIFICATION NUMBER)



                       700 South Henderson Road, Suite 210
                       King of Prussia, Pennsylvania 19406
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (610) 354-8888
                                                           --------------



         --------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

                         ______________________________

GENERAL EXPLANATION

         The purpose of this Report is to amend the Registrant's Current Report on Form 8-K dated January 6, 2004 that was filed with the Securities and Exchange Commission on January 21, 2004 (the "Initial Report") which reported on the acquisition of Available Money, Inc. This Report amends the Initial Report so as to provide the information required under Item 7(a) and 7(b) of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

         Audited Financial Statements of Available Money, Inc.

         Independent Auditors' Report

         Balance Sheets Dated as of December 31, 2003 and December 31, 2002

         Statements of Operations for the Years ended December 31, 2003 and December 31, 2002

         Statements of Cash Flows for the Years Ended December 31, 2003 and December 31, 2002 Notes to Financial Statements


         (b)      Pro Forma Financial Statements of Business Acquired

         Unaudited Pro Forma Combined Financial Statements of Available Money, Inc.

         Unaudited Pro Forma Combined Balance Sheet December 31, 2003

         Unaudited Pro Forma Statements Of Operations for the Year Ended March 31, 2003

         Unaudited Pro Forma Statements Of Operations for the Nine Months Ended December 31, 2003

(a) Financial Statements of Business Acquired


              AUDITED FINANCIAL STATEMENTS OF AVAILABLE MONEY, INC.



                      INDEX TO AUDITED FINANCIAL STATEMENTS




Independent Auditors' Report...................................................4

Balance Sheets.................................................................5

Statements of Operations and Retained Earnings.................................6

Statements of Cash Flows.......................................................7

Notes to Financial Statements..................................................8

SHERB & CO., LLP
805 Third Avenue New York, NY 10022    Voice: 212 838-5100     Fax: 212 838-2676
________________________________________________________________________________
Certified Public Accountants


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Available Money, Inc.


We have audited the accompanying balance sheets of Available Money, Inc., (an S Corporation) as of December 31, 2003 and 2002, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Available Money, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                       /s/ Sherb & Co., LLP
                                       Certified Public Accountants

New York, New York
February 6, 2004

                              AVAILABLE MONEY, INC.
                                 BALANCE SHEETS

                                                                December 31,
                                                            --------------------
                                                              2003        2002
                                                            --------    --------
                                     ASSETS

Current assets:
  Cash and cash equivalents ............................    $ 38,602    $ 62,385
  Commission receivable ................................      48,241      66,135
  Advances to shareholder ..............................           -     104,757
                                                            --------    --------
    Total current assets ...............................      86,843     233,277

Property and equipment, net ............................      54,314           -

Cash surrender value of life insurance .................      35,590           -

Deposits ...............................................      26,500      33,314
                                                            --------    --------
                                                            $203,247    $266,591
                                                            ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable .....................................    $ 15,256    $    712
  Due to shareholder ...................................     128,500     133,758
                                                            --------    --------
    Total current liabilities ..........................     143,756     134,470

Stockholders' equity:
  Common stock, $1.00 par value, 75,000 shares
   authorized; 200 shares issued and outstanding .......         200         200
  Additional Paid-in Capital ...........................       3,160       3,160
  Retained Earnings ....................................      56,131     128,761
                                                            --------    --------
    Total stockholders' equity .........................      59,491     132,121
                                                            --------    --------

                                                            $203,247    $266,591
                                                            ========    ========

                       See notes to financial statements.

                              AVAILABLE MONEY, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                              Years Ended
                                                              December 31,
                                                        -----------------------
                                                           2003          2002
                                                        ---------     ---------

Revenues ...........................................    $ 615,742     $ 569,405

Selling, general and administrative expenses .......      153,888       151,941
                                                        ---------     ---------

Net income .........................................      461,854       417,464

Retained earnings, beginning of year ...............      128,761             -

Less distributions .................................     (534,484)     (288,703)
                                                        ---------     ---------

Retained earnings, end of year .....................    $  56,131     $ 128,761
                                                        =========     =========

                       See notes to financial statements.

                              AVAILABLE MONEY, INC.
                            STATEMENTS OF CASH FLOWS

                                                               Years Ended
                                                               December 31,
                                                         ----------------------
                                                            2003         2002
                                                         ---------    ---------
Cash flows from operating activities:
  Net income .........................................   $ 461,854    $ 417,464
  Adjustments used to reconcile net income to net
   cash provided (used) by operating activities:
    Depreciation and amortization ....................      13,580        3,104
    Cash surrender value of life insurance ...........     (35,590)           -
    Increase (decrease) in:
     Accounts payable ................................      14,545       (1,576)
    (Increase) decrease in:
     Commission receivable ...........................      17,893      (66,134)
     Deposits ........................................       6,814       19,153
                                                         ---------    ---------

Net cash provided by operating activities ............     479,096      372,011
                                                         ---------    ---------

Cash flows from investing activities:
  Purchases of property and equipment ................     (67,894)      (3,104)
                                                         ---------    ---------


Cash flows from financing activities:
  Advances to shareholder ............................     104,757      (26,114)
  Distributions to owners ............................    (534,484)    (288,703)
  Due to shareholder .................................      (5,258)     (26,742)
                                                         ---------    ---------

Net cash used by financing activities ................    (434,985)    (341,559)
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH ......................     (23,783)      27,348

CASH, beginning of year ..............................      62,385       35,037
                                                         ---------    ---------

CASH, end of year ....................................   $  38,602    $  62,385
                                                         =========    =========

Supplemental disclosures:

  Cash paid during the year for interest .............   $       -    $       -
                                                         =========    =========

                       See notes to financial statements.

                              AVAILABLE MONEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. ORGANIZATION

   Available Money, Inc. ("Available Money", or the "Company"), a Nevada corporation, was organized in April 1998 as a limited liability company. On July 25, 2002 the Company changed its business structure to an S Corporation; see Note 2 under "income taxes" for further discussion.

   Available Money is a sales and marketing company for the automated teller machine ("ATM") business throughout the United States. The Company is currently contracted with approximately 20 businesses, primarily gaming establishments, to provide and service ATMs. As a result of these contracts, the Company has approximately 100 ATMs in service at these locations. The Company has an agreement with Midwest Payment Systems, Inc. "MPS", a subsidiary of Fifth Third Bank, pursuant to which MPS purchases the ATMs and also provides the necessary processing services for each machine. In essence, the Company is acting as a broker between the gaming establishments and MPS. As a result of the acquisition, which occurred subsequent to year-end, the Company plans on purchasing and servicing the ATMs directly, eliminating the need for MPS, see Note 6 "Subsequent Events" for further discussion.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. CASH AND CASH EQUIVALENTS

      For purposes of the statements of cash flows, the Company considers all highly-liquid investments with an original maturity date of three months or less to be cash equivalents.

   b. REVENUE RECOGNITION

      Revenue is recorded each month as it is earned. Each month the Company receives a wire transfer from MPS, representing approximately 45% of the net profit from the cooperative agreement between Available Money and MPS. Net profit consists of interchange and surcharge fees received, less operating expenses. Operating expenses consist of telecommunication charges, cash replenishment services, repairs and maintenance expenses, costs of funds, payments to landlord, depreciation and other miscellaneous expenses. As new management plans on purchasing and servicing all the ATMs directly in the subsequent year, the Company will change its revenue recognition policy from net to gross. Interchange and surcharge fees from each ATM and the corresponding expenses will be recorded directly as revenues and expenses of the Company.

                              AVAILABLE MONEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

   c. FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair values of cash and cash equivalents, commission receivable and accounts payable approximate their carrying amounts because of the short maturities of these instruments.

   d. PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost, and depreciation is provided by use of straight-line and accelerated methods over the estimated useful lives of the assets.

   e. IMPAIRMENT OF LONG-LIVED ASSETS

      The Company reviews long-lived assets to assess recoverability from future operations using undiscounted cash flows. When necessary, charges for impairments of long-lived assets are recorded for the amount by which the present value of future cash flows exceeds the carrying value of these assets.

   f. INCOME TAXES

      The shareholders of Available Money elected to be taxed as an S Corporation, as defined in the Internal Revenue Code. Such status was also elected for state tax purposes. Under this status, taxable income is passed through and taxed at the shareholder level, rather than at the corporate level.

      The Company was taxed as a partnership until July 25, 2002, when the Company changed its ownership structure from a Limited Liability Corporation (LLC) to an S Corporation. The change in the Company's tax status did not have a material effect on the financial statements. On July 25, 2002 the partners received a distribution representing all accumulated earnings of the Company up to that date. The retained earnings balance at December 31, 2002 represents earnings of the Company from July 25, 2002 through December 31, 2002.

                              AVAILABLE MONEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

   g. USE OF ESTIMATES

      Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

   The major classes of property and equipment at December 31, 2003 and 2002 are as follows:

                                 Estimated Life        2003            2002
                                 --------------        ----            ----

   Equipment ...................   5 years           $  67,894       $      -

   Furniture ...................   5 - 7 years           3,104          3,104
                                                     ---------       --------
                                                        70,998          3,104

   Less accumulated depreciation ..................    (16,684)        (3,104)
                                                     ---------       --------
                                                     $  54,314       $      -
                                                     =========       ========

   Depreciation expense, for property and equipment, for the years ended December 31, 2003 and 2002 was $13,580 and $3,104 respectively.

4. LIFE INSURANCE

   The Company is the beneficiary of an insurance policy on the life of a corporate officer. At December 31, 2003 and 2002, the cash surrender values of the policy were $35,590 and 0, respectively.

5. RELATED PARTY TRANSACTIONS

   At December 31, 2002 the Company was owed $104,757 from a 50% shareholder. This amount was taken as a distribution in 2003 by that shareholder. At December 31, 2003 and 2002 the Company owed the other 50% shareholder $128,500 and $133,758 respectively. Amounts due from and due to shareholders are non-interest bearing cash advances.

                              AVAILABLE MONEY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

6. SUBSEQUENT EVENTS

   On January 6, 2004, pursuant to the terms of a Stock Purchase Agreement between iGames Entertainment, Inc. ("iGames"), a Nevada Corporation, Helene Regen and Samuel Freshman, iGames acquired all of the issued and outstanding shares of capital stock of Available Money, Inc. iGames provides financial services, primarily automated teller machine ("ATM"), credit card advances and check cashing, to customers at gaming establishments. The purchase price of this transaction was $6,000,000, $2,000,000 of which was paid in cash at closing, $2,000,000 of which is due in cash on or before March 6, 2004, and $2,000,000 of which is due in cash or, at the election of iGames, by issuance of 1,470,589 shares of iGames common stock on the earlier of (i) the closing of iGames' acquisition of Chex Services, Inc., (ii) the termination of that proposed transaction or (iii) June 30, 2004. The Stock Purchase Agreement provides for adjustment of the purchase price in the event that certain of Available Money's customer contracts do not renew or that the former stockholders of Available Money do not provide iGames with assistance in obtaining renewals of such contracts. The primary assets acquired as a result of this transaction are Available Money's contracts to provide automatic teller machines to 18 customers, 15 of which are traditional casino operations. The former stockholders of Available Money retain the right to receive all payments subsequent to the closing date that relate to services provided by Available Money through December 31, 2003 and are jointly and severally liable for all costs and expenses incurred by Available Money relating to services rendered on or before December 31, 2003.

   The cash portion of the purchase price was and will be financed by a $4,000,000 loan to iGames from Chex Services, Inc.

(b) Pro Forma Financial Statements of Business Acquired

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of iGames Entertainment, Inc. ("iGames") and Money Centers of America, Inc. ("Money Centers") and Available Money, Inc. ("Available Money") gives effect to the merger between iGames and Money Centers and the acquisition of Available Money under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of iGames would actually have been if the merger had in fact occurred on April 1, 2002 nor do they purport to project the results of operations or financial position of iGames for any future period or as of any date, respectively. The acquisition of Money Centers by iGames has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Money Centers pursuant to which Money Centers is treated as the continuing entity. Accordingly, the operations presented in the unaudited pro forma statement of operations include only the historical operations of Money Centers and Available Money. Accordingly, the operations for iGames for the year ended March 31, 2003 and for the nine months ended December 31, 2003, have not been presented.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between iGames, Money Centers and Available Money.

You should read the financial information in this section along with iGames's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.

                                                   iGAMES ENTERTAINMENT, INC.
                                           UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                        DECEMBER 31, 2003
                                                                                                 Pro Forma
                                                Available                                       Adjustments
                                                  Money,      Money                       -------------------------
                                                   Inc.      Centers       iGames           Debit         Credit     Pro Forma
                                                ---------  -----------  ------------      ---------      ---------  -----------
ASSETS
Current assets:
  Cash and cash equivalents ..................  $  38,602  $   245,999  $     27,398                                $   311,999
  Restricted cash ............................          -    1,675,953       150,000                                  1,825,953
  Accounts receivable ........................     48,241       28,695        10,060                                     86,996
  Inventory ..................................          -            -       132,348                                    132,348
  Deferred acquisition costs .................          -            -       160,000                                    160,000
  Prepaid expenses and other current assets ..          -      250,231             -                                    250,231
                                                ---------  -----------  ------------                                -----------
    Total current assets .....................     86,843    2,200,878       479,806                                  2,767,527

Property and equipment, net ..................     54,314      417,306         7,123                                    478,743

Intangible assets, net .......................          -       42,360       426,085  (2) 5,940,509                   6,408,954

Cash surrender value of life insurance .......     35,590            -             -                                     35,590

Deposits .....................................     26,500            -         4,865                                     31,365

Deferred financing costs .....................          -      141,607             -                                    141,607
                                                ---------  -----------  ------------                                -----------
                                                $ 203,247  $ 2,802,151  $    917,879                                $ 9,863,786
                                                =========  ===========  ============                                ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable ...........................  $  15,256  $    95,415  $    133,590                                $   244,261
  Accrued expenses ...........................          -      132,037       168,048                                    300,085
  Current portion of capital lease ...........          -       16,521             -                                     16,521
  Notes payable ..............................          -            -        18,500                                     18,500
  Notes payable - acquisition ................          -            -             -                 (2) 6,000,000    6,000,000
  Lines of credit ............................          -    2,210,417      375,276                                   2,585,693
  Due to shareholders ........................    128,500      100,000             -                                    228,500
  Commissions payable ........................          -       97,200             -                                     97,200
                                                ---------  -----------  ------------                                -----------
    Total current liabilities ................    143,756    2,651,590       695,414                                  9,490,760

Capital lease ................................          -       47,795             -                                     47,795

Stockholder's equity:
  Preferred stock, Series A, $.001 par value,
    5,000,000, shares authorized 1,351,640
    shares issued and outstanding, each share
    of Series A Preferred stock is convertible
    into 10 shares of common stock ...........          -            -             -                 (1)     1,352        1,352
  Common stock, $.004 par value, 50,000,000
    shares authorized; 3,966,291 shares
    issued and outstanding ...................        200            1        15,865  (1)         1
                                                                                      (2)       200                      15,865
  Additional paid-in capital .................      3,160      142,000     4,746,554  (1) 4,541,305
                                                                                      (2)     3,160                     347,249
  Deferred compensation ......................          -            -        (6,250)                (1)     6,250            -
  Retained earnings (deficit) ................     56,131      (39,235)   (4,533,704) (2)    56,131  (1) 4,533,704      (39,235)
                                                ---------  -----------  ------------                                -----------
    Total stockholder's equity ...............     59,491      102,766       222,465                                    325,231
                                                ---------  -----------  ------------                                -----------

                                                $ 203,247  $ 2,802,151  $    917,879                                $ 9,863,786
                                                =========  ===========  ============                                ===========

                                                               13

                                             iGAMES ENTERTAINMENT, INC.
                                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                             YEAR ENDED MARCH 31, 2003
                                                                                   Pro Forma
                                                                                  Adjustments
                                               Available      Money         ------------------------
                                                 Money       Centers          Debit         Credit      Pro Forma
                                               ---------   -----------      ---------      ---------   -----------
Revenues ...................................   $ 614,329   $ 3,179,035                 (a) 8,669,020   $12,462,384

Operating expenses .........................           -     2,470,630  (a) 8,038,119                   10,508,749
                                               ---------   -----------                                 -----------

Gross Profit ...............................     614,329       708,405                                   1,953,635

Selling, general and administrative expenses     214,562       766,470                                     981,032
                                               ---------   -----------                                 -----------

Income from operations .....................     399,767       (58,065)                                    972,603

Other income (expenses):

Interest expense, net ......................           -       (17,588)                                    (17,588)
                                               ---------   -----------                                 -----------
                                                       -       (17,588)                                    (17,588)
                                               ---------   -----------                                 -----------

Net income .................................   $ 399,767   $   (75,653)                                $   955,015
                                               =========   ===========                                 ===========


Net income per common share-basic ..................................................................   $      0.38
                                                                                                       ===========

Net income per common share-diluted ................................................................   $      0.05
                                                                                                       ===========

Weighted average common shares outstanding
      -Basic .......................................................................................     2,521,346
                                                                                                       ===========

Weighted average common shares outstanding
      -Diluted .....................................................................................    18,537,746
                                                                                                       ===========

                                                        14

                                             iGAMES ENTERTAINMENT, INC.
                                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                        NINE MONTHS ENDED DECEMBER 31, 2003
                                                                                   Pro Forma
                                                                                  Adjustments
                                               Available      Money         ------------------------
                                                 Money       Centers          Debit         Credit      Pro Forma
                                               ---------   -----------      ---------      ---------   -----------
Revenues ...................................   $ 471,548   $ 4,857,133                 (a) 7,360,354   $12,689,035

Operating expenses .........................           -     3,859,592  (a) 6,875,555                   10,735,147
                                               ---------   -----------                                 -----------

Gross Profit ...............................     471,548       997,541                                   1,953,888

Selling, general and administrative expenses     125,237       806,685                                     931,922
                                               ---------   -----------                                 -----------

Income from operations .....................     346,311       190,856                                   1,021,966

Other income (expenses):

Gain on forgiveness of debt ................           -       494,470                                     494,470
Interest expense, net ......................           -      (163,069)                                   (163,069)
Gain on disposal of fixed assets ...........           -        3,263                                        3,263
                                               ---------   -----------                                 -----------
                                                       -       334,664                                     334,664
                                               ---------   -----------                                 -----------

Net income .................................   $ 346,311   $   525,520                                 $ 1,356,630
                                               =========   ===========                                 ===========


Net income per common share-basic ..................................................................   $      0.36
                                                                                                       ============

Net income per common share-diluted ................................................................   $      0.07
                                                                                                       ============

Weighted average common shares outstanding
      -Basic .......................................................................................     3,772,219
                                                                                                       ===========

Weighted average common shares outstanding
      -Diluted .....................................................................................    19,788,619
                                                                                                       ===========

                                                        15

Pro Forma Adjustments:

(1) To record the reverse acquisition between iGames and Money Centers whereby Money Centers is treated as the continuing accounting entity.

(2) To give effect to the acquisition of Available Money as of December 31, 2003, for $6,000,000, a summary of the transaction is a follows:

Purchase Price ............................ $6,000,000
Fair Market Value of the Assets Acquired ..   (203,247)
Liabilities Assumed .......................    143,756
                                            ----------

Intangible Assets Acquired ................ $5,940,509
                                            ==========

Adjustment to the statements of operations for the year ended March 31, 2003 and for the nine months ended December 31, 2003:

(a) To reflect revenues and cost of sales at gross due to Money Centers assuming the contractual servicing of all ATMs internally, thereby changing the revenue recognition policy from net to gross.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                IGAMES ENTERTAINMENT, INC.



                                By: /s/ Christopher M. Wolfington
                                    Name:  Christopher M. Wolfington
                                    Title: President and Chief Executive Officer


Date:  March 17, 2004

                                       17